As filed with the Securities and Exchange Commission on October 6, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT TO
FORM S-8 Registration Statement No. 333-40280
FORM S-8 Registration Statement No. 033-44121
UNDER THE SECURITIES ACT OF 1933
BOK FINANCIAL CORPORATION
(exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1373454 (I.R.S. Employer Identification No.)

Bank of Oklahoma Tower, Tulsa, Oklahoma (Address of Principal Executive Offices)	74192 (Zip code)
Bank of Oklahoma Master Thrift Plan and Trust Agreement
BOK Financial Corporation Thrift Plan for Hourly Employees
(Full Title of Plan)
Tamara R. Wagman
Frederic Dorwart, Lawyers
Old City Hall
124 East Fourth Street
Tulsa, Oklahoma 74103-5010
(Name and Address of agent for service)
(918) 583-9922
(Telephone number, including area code, of agent for service)
Indicated by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

PART I
EXPLANATORY NOTE
     BOK Financial Corporation has elected to combine its 401(k) plans for salaried employees and hourly employees by terminating the BOK Financial Thrift Plan for Hourly Employees and amending and restating the Bank of Oklahoma Master Thrift Plan and Trust Agreement to include hourly employees and renaming it the “BOK Financial 401(k) Plan”. This Post–Effective Amendment to Registration Statement on Form S-8 is filed to:
1.	Deregister all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment under the BOK Financial Thrift Plan for Hourly Employees on Registration Statement No. 333-40280 filed June 28, 2000.

2.	To amend and restate the Bank of Oklahoma Master Thrift Plan and Trust Agreement and rename it the BOK Financial 401(k) Plan and to file it as a Post-Effective Amendment to Form S-8 Registration Statement No. 033-44121 filed November 20, 1991.
DEREGISTRATION OF SHARES
This Post- Effective Amendment is filed to deregister all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment under the BOK Financial Thrift Plan for Hourly Employees on Registration Statement No. 333-40280 filed June 28, 2000.
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION.
The documents containing the information required by Item 1 of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the Securities Act). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 423. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference to this Section 10(a) Prospectus), any of the other documents required to be delivered to Plan participants pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:
BOK Financial Corporation P.O. Box 2300 Tulsa, Oklahoma 74192 (918) 588-6000 Attn: Ann Reinecke.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
BOK Financial has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), effective August 13, 1991, and is currently subject to the informational requirements of the Exchange Act. BOK Financial has been subject to the reporting requirements of the

Exchange Act since August 13, 1991, and, therefore, BOK Financial filed its first annual report on Form 10-K for the year ending December 31, 1991. The following documents have been filed with the Securities and Exchange Commission (“Commission”) by BOK Financial and are hereby incorporated by reference:
(a) Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Commission on February 29, 2008.
(b) Quarterly Reports on Form 10-Q for the three months ended March 31, 2008 and June 30, 2008 filed with the Commission on May 12, 2008 and August 8, 2008 respectively.
(c) Forms 11-K for the year ended December 31, 2007 both of which were filed with the Commission on June 27, 2008.
(d) The description of BOK Financial’s capital stock contained on page 2 in Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by BOK Financial pursuant to Section 13(a), 13(c), 14 and 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such a statement. Any statement so modified or superseded shall nt be deemed, except as so modified or superseded, to constitute a part hereof.
ITEM 4. DESCRIPTION OF SECURITIES
Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
None.
ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS
The Oklahoma Business Corporation Act and Article VI of the Bylaws of BOK Financial Corporation provide BOK Financial Corporation with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, BOK Financial Corporation has purchased insurance against certain costs of indemnification of its officers and directors.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.
ITEM 8. EXHIBITS
Exhibit No.
4.0 BOK Financial 401(k) Plan (including Defined Contribution Prototype Plan and Trust)
5.0 Internal Revenue Code determination letter of qualified plan
23.0 Consent of Ernst & Young LLP
23.1 Consent of Tullius Taylor Sartain & Sartain LLP

24.0 Power of Attorney. See signature pages.
99.0 Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Commission on February 29, 2008 and incorporated herein by reference.
99.1 Quarterly Report on Form 10-Q for the three months ended March 31, 2008 filed with the Commission on May 12, 2008 and incorporated herein by reference.
99.2 Quarterly Report on Form 10-Q for the three months ended June 30, 2008 filed with the Commission on August 8, 2008.
99.3 Forms 11-K filed for the year ended December 31, 2007 with the Commission on June 27, 2008 and incorporated herein by reference.
99.4 The description of BOK Financial’s capital stock contained on page 2 in Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description and incorporated herein by reference.

ITEM 9. UNDERTAKINGS
(a) The undersigned Registrant hereby undertakes:
(1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;
(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and
(iii)include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering for such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 30th day of September, 2008.

BOK FINANCIAL CORPORATION
By:	/s/ Stanley A. Lybarger
Stanley A. Lybarger, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as of September 30, 2008.

/s/ George B. Kaiser
George B. Kaiser,
Chairman of the Board

/s/ Stanley A. Lybarger
Stanley A. Lybarger,
Chief Executive Officer, Director

/s/ Steven E. Nell
Steven E. Nell, Chief Financial Officer

/s/ John C. Morrow
John C. Morrow, Chief Accounting Officer

/s/ Gregory S. Allen
Gregory S. Allen, Director

/s/ C. Fred Ball, Jr.
C. Fred Ball, Jr., Director

/s/ Sharon J. Bell
Sharon J. Bell, Director

/s/ Peter C. Boylan
Peter C. Boylan, III, Director

/s/ Chester Cadieux
Chester Cadieux, III, Director

/s/ Joseph W. Craft
Joseph W. Craft, III, Director

William E. Durrett, Director

/s/ John W. Gibson
John W. Gibson, Director

/s/ David F. Griffin
David F. Griffin, Director

/s/ V. Burns Hargis
V. Burns Hargis, Director

/s/ E. Carey Joullian
E. Carey Joullian, IV, Director

/s/ Robert J. LaFortune
Robert J. LaFortune, Director

/s/ Steven J. Malcolm
Steven J. Malcolm, Director

Paula Marshall, Director

Emmit C. Richards, Director

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on September 30, 2008.

BOK Financial 401(k) Plan
By:	/s/ Larry Wagner
Larry Wagner, Senior Vice President

POWER OF ATTORNEY
Each person whose signature appears below hereby authorizes George B. Kaiser and Stanley A. Lybarger, or either of them, to file one or more amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as Mr. Kaiser or Mr. Lybarger deems appropriate, and each such person hereby appoints George B. Kaiser and Stanley A. Lybarger, or either of them, as attorney-in-fact to execute in the name and on behalf of each person individually, and in each capacity stated below, any such amendment to the Registration Statement.

/s/ George B. Kaiser
George B. Kaiser,
Chairman of the Board

/s/ Stanley A. Lybarger
Stanley A. Lybarger,
Chief Executive Officer, Director

/s/ Steven E. Nell
Steven E. Nell,
Chief Financial Officer

/s/ John C. Morrow
John C. Morrow,
Chief Accounting Officer

/s/ Gregory S. Allen
Gregory S. Allen, Director

/s/ C. Fred Ball, Jr.
C. Fred Ball, Jr., Director

/s/ Sharon J. Bell
Sharon J. Bell, Director

/s/ Peter C. Boylan
Peter C. Boylan, III, Director

/s/ Chester Cadieux
Chester Cadieux, III, Director

/s/ Joseph W. Craft
Joseph W. Craft, III, Director

William E. Durrett, Director

/s/ John W. Gibson
John W. Gibson, Director

/s/ David F. Griffin
David F. Griffin, Director

/s/ V. Burns Hargis
V. Burns Hargis, Director

/s/ E. Carey Joullian
E. Carey Joullian, IV, Director

/s/ Robert J. LaFortune
Robert J. LaFortune, Director

/s/ Steven J. Malcolm
Steven J. Malcolm, Director

Paula Marshall, Director

Emmit C. Richards, Director

INDEX TO EXHIBITS
Exhibit
Number Description of Exhibits
4.0 BOK Financial 401(k) Plan (including Defined Contribution Prototype Plan and Trust)
5.0 Internal Revenue Code determination letter of qualified plan
23.0 Consent of Ernst & Young LLP
23.1 Consent of Tullius Taylor Sartain & Sartain LLP
24.0 Power of Attorney. See signature pages.
99.0 Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Commission on February 29, 2008 and incorporated herein by reference.
99.1 Quarterly Report on Form 10-Q for the three months ended March 31, 2008 filed with the Commission on May 12, 2008 and incorporated herein by reference.
99.2 Quarterly Report on Form 10-Q for the three months ended June 30, 2008 filed with the Commission on August 8, 2008.
99.3 Forms 11-K for the year ended December 31, 2007 both of which were filed with the Commission on June 27, 2008 and are incorporated herein by reference.
99.4 The description of BOK Financial’s capital stock contained on page 2 in Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description and incorporated herein by reference.